Citrin Cooperman & Company, LLP
--------------------------------------------------------------------------------
Certified Public Accountants






                                      January 16, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

     We have read Item 4 included in the Form 8-K dated December 9, 2002, of V-Formation, Inc. filed with the Securities and Exchange Commission and, are in agreement with the statements contained therein as they relate to our firm.

                                             Very truly yours,

                                             s/Citrin Cooperman & Company, LLP
                                             ----------------------------------
                                             CITRIN COOPERMAN & COMPANY, LLP


cc:  Mr. Richard Stelnick, Chief Executive Officer











529 FIFTH AVENUE, NEW YORK, NY 10017 - (212) 697-1000 - FAX (212) 697-1004
e-mail:  info@citrincooperman.com
         ------------------------
www.citrincooperman.com
-----------------------